Bettlistrasse 35, 8600 Dübendorf, Switzerland

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the 13th day of March, 2007 entered into between HEMIS CORPORATION, a corporation with office at Bettlistrasse 35, 8600 Dübendorf, Switzerland (the "Company") and Dr. Fuat Cirit, sole owner of Stacs GmbH, a corporation with offices at Gutrainstrasse 7b, 8303 Bassersdorf (“Consultant”).

WHEREAS:

A.           The Company is engaged in the acquisition of mining rights and the exploration of mining properties;

B.           The Consultant if the sole owner of Stacs GmbH;

C.           The Company desires to retain the Consultant to provide consulting services to the Company on the terms and subject to the conditions of this Agreement; and

D.           The Consultant has agreed to provide consulting services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.             ENGAGEMENT AS A CONSULTANT

1.1           The Company hereby engages the Consultant to provide consulting services in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2.             TERM OF THIS AGREEMENT

2.1           The term of this Agreement shall begin as of March 13, 2007 and shall continue until March 13, 2009 (the "Term").

3.             CONSULTANT SERVICES

3.1           The Consultant shall render certain consulting services (the "Consulting Services"), responsibilities and duties to the Company throughout the Term including but not limited to:

•

Overseeing and conducting exploration activities on the Wolfe Creek and Covenant properties (the “Property”) as defined in the Option Agreement between Hemis Corporation and Stacs GmbH signed on March 13, 2007;

•	Advising the Company on future strategies regarding the Property;

•	Developing a plan of exploration for the Property; and

•	Ensuring that all government licenses and permits are paid and maintained in respect of the Property.

3.2           In providing the Consulting Services, the Consultant shall:

•	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

•	not make any misrepresentation or omit to state any material fact that shall result in a misrepresentation regarding the business of the Company;

•	not disclose, release or publish any information regarding the Company without the prior written consent of the Company; and

•

not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby Company shall be required to pay any monies or other consideration without Company's prior consent in each instance.

4.             CONSULTANT COMPENSATION

4.1           In full and complete consideration for the provision of the Consulting Services during the Term, the Company shall compensate the Consultant with the issuance of an aggregate of 3,000,000 common shares in the capital stock of the Company with a deemed price of the market value of the stock as quoted on the OTC Bulletin Board as of the date of issuance of the stock (the “Compensation”). The Consultant hereby acknowledges the sufficiency of the Compensation in this Section 4.1.

4.2           In order for the shares to be issued pursuant to above Section 4.1, the Board of Directors of the Company, in their sole discretion, must be satisfied that the Consultant has fulfilled its obligations hereunder.

5.             NO REIMBURSEMENT OF EXPENSES

5.1           The parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the Consultant pursuant to this Agreement including but not limited to the costs of rendering the Consulting Services. Neither the Consultant shall have any right or authority to or shall employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Company shall be required to pay any monies or other consideration without Company's prior consent in each instance.

6.             SERVICES NOT EXCLUSIVE

6.1           The Consultant shall, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of Consultant pursuant to the terms of this Agreement. The Company acknowledges that Consultant is engaged in other business activities, and that they shall continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7.             CONFIDENTIALITY

7.1           The Consultant shall not disclose, without the consent of the Company, any financial and business information concerning the business, affairs, plans and programs of the Company which are delivered by the Company to the Consultant, provided such information is plainly and prominently marked in writing by the Company as being confidential (the "Confidential Information"). The Consultant shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

8.             NON-SOLICITATION

8.1           During the term of this Agreement the Consultant shall not hire or take away or cause to be hired or taken away any employee or consultant of the Company. For a period of 12 months following the termination of this agreement the Consultant shall not hire or take away or cause to be hired or taken away any employee who was in the employ of the Company during the 12 months preceding such termination.

9.             GRANTS OF RIGHTS

9.1           The Consultant agrees that the results and proceeds of the Consulting Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions. All work and materials, including all intellectual property and any other rights, including without limitation copyright, which the Consultant may have in and to the results and proceeds of the Consulting Services hereunder, shall vest irrevocably and exclusively with the Company, and are otherwise hereby assigned to the Company as and when created.

10.             REPRESENTATIONS AND WARRANTIES

10.1           The Consultant represents, warrants and covenants to the Company as follows:

(a) The Consultant is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Consulting Services hereunder or any other rights of Company hereunder;

(b) The Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement;

(c) The Consultant shall not provide any investor relations services or capital raising services for the Company, or partake in any similar activities for and on behalf of the Company; and

(d) The Consultant is the sole director, officer and shareholder of Stacs GmbH.

11.             INDEMNIFICATION

11.1           The Consultant shall indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Consultant of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Consultant.

12.             NO OBLIGATION TO PROCEED.

12.1           Nothing herein contained shall in any way obligate Company to use the Consulting Services hereunder or to exploit the results and proceeds of the Consulting Services hereunder; provided that, upon the condition that the Consultant is not in material default of the terms and conditions hereof, nothing contained in this Section 13.1 shall relieve Company of its obligation to deliver to the Consultant the Compensation subject to the discretion of the Board of Directors of the Company pursuant to above Section 4.2. All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, force majeure, disability and default).

13.             FORCE MAJEURE.

13.1           If by reason of an event of force majeure, as that term is commonly understood in the mining and exploration industry (including, without limitation, labor strikes, acts of god, war or civil unrest), the operations of the Company are materially hampered, interrupted or interfered with, then Company shall have the option to suspend this Agreement. If any such force majeure suspension continues for a period of six (6) consecutive weeks or eight (8) weeks in the aggregate during the term hereof, then Company, on the one hand, and the Consultant, on the other hand, shall each have the right (but not obligation) to terminate this Agreement by giving written notice to the other party prior to the termination of such suspension; provided, that the Consultant's notice of termination shall not be effective if, within seven (7) days after receipt of such notice, Company ends the Consultant's force majeure suspension. The Consultant shall not be entitled to any compensation pursuant to Section 4 of the Agreement during any period of suspension hereunder. Additionally, if Consultant’s engagement hereunder is terminated as a result of an event of force majeure, then Company shall deliver to the Consultant only that portion of the Compensation pursuant to Paragraph 4 of the Agreement that is equal to the fair market value of the Consulting Services that have been rendered prior to any such suspension, the whole subject to the discretion of the Board of Directors of the Company pursuant to above Section 4.2.

14.             DEFAULT/DISABILITY.

14.1           No act or omission of Company hereunder shall constitute an event of default or breach of this Agreement unless the Consultant shall first notify Company in writing setting forth such alleged breach or default and Company shall cure said alleged breach or default within ten (10) days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure). Upon any material breach or default by the Consultant of any of the terms and conditions hereof, or the terms and conditions of any other agreement between the Company and the Consultant for the services of Consultant, Company shall immediately have the right to suspend this Agreement and any other agreement between Company and the Consultant for the services of Consultant.

14.2           Upon any disability or incapacity of Consultant which prevents Consultant from fully performing or complying with the terms and conditions hereof, Company shall immediately have the right to suspend this Agreement. If such disability or incapacity shall continue for more than 10 consecutive days or 20 days in the aggregate, Company shall immediately have the right, exercisable at any time after such 10 or 20 day period, to continue such suspension or terminate this Agreement by so notifying the Consultant in writing.

14.3           During the period of any suspension hereunder or upon any termination hereof, the Consultant shall not be entitled to any further compensation hereunder; provided, that if such suspension or termination is a result of a disability or incapacity (and not a default or breach), the Consultant shall be entitled to a portion of the Compensation equal to the fair market value of the Consulting Services that have been rendered prior to the date of the event giving rise to such suspension and/or termination, the whole subject to the Discretion of the Board of Director’s of the Company pursuant to above Section 4.2. If the Company has the choice to continue a suspension hereunder or to terminate and the Company elects to continue the suspension, then the Company may terminate the Agreement by written notice to the Consultant during the period of any such continued suspension. Nothing contained hereinabove shall in any manner limit any other remedy which the Company may have against the Consultant (including without limitation, the right to offset Company's damages caused by the Consultant's default or breach hereof from and against any compensation due to the Consultant hereunder). Company's failure to suspend and/or terminate this Agreement during periods when it may do so and/or Company's payment of the Compensation to the Consultant during any period of suspension, shall not be deemed a waiver of Company's right to later suspend and/or terminate this Agreement or withhold further compensation due to the Consultant. A material breach of any other agreement between the parties may, at Company's election, be deemed a material breach of this Agreement.

15.             COMPANY'S REMEDIES.

15.1           The services to be rendered by the Consultant hereunder, and the rights and privileges herein granted to Company, are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, it being understood and agreed that a breach by the Consultant of any of the provisions of this Agreement Shall cause Company irreparable injury and damages. The Consultant expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach hereof by the Consultant. Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which Company may have in the premises for damages or otherwise.

16.             THE CONSULTANT’S REMEDIES.

16.1           In the event of any breach by Company of this Agreement, the Consultant shall be limited to their remedies at law for damages, if any, and shall not have the right to terminate or rescind this Agreement or to in any way enjoin or restrain the operations or activities of Company.

17.             MISCELLANEOUS PROVISIONS

(a)	Time. Time is of the essence of this Agreement.

(b)	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c)

Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)

Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e)

Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

(f)

Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(g)

Assignment. Company may assign this Agreement, in whole or in part, at any time to any party, as Company shall determine in its sole discretion; provided that, no such assignment shall relieve Company of its obligations hereunder unless consented to by the Consultant in writing. The Consultant may not assign this Agreement without the prior written consent of the Company as determined by the Company in its sole discretion. This Agreement shall be binding upon and enure to the benefit of the successors of the parties.

(h)

Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten days written notice, to the other party.

(i)

Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(j)	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(k)

Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

(l)	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

(m)	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

HEMIS CORPORATION

Per:

/s/ Norman Meier
Norman Meier, President

/s/ Dr. Fuat Cirit
Dr. Fuat Cirit, President Stacs GmbH